                                  EXHIBIT 99.A

                          CERTAIN INFORMATION RELATING
                      TO DIRECTORS AND EXECUTIVE OFFICERS

     1.   Directors and Executive Officers of Hoechst AG.
          -----------------------------------------------

     The following table sets forth the name, business address, present principal occupation or employment of each member of the Supervisory Board and the Board of Management (substantially the same as directors and executive officers) of Hoechst AG. All of the members of the Supervisory Board and the Board of Management are citizens of Germany except for Messrs. Furgler, Hussain, and Drew who are citizens of Switzerland, Kuwait and the United States, respectively. Unless otherwise indicated, the business address of each of the individuals named below is Hoechst AG, 65926 Frankfurt Main, Germany, and each occupation set forth opposite the individual's name refers to employment with Hoechst AG.


Name and Business Address     Principal Present Occupation
- -------------------------     ----------------------------
SUPERVISORY BOARD

Erhard Bouillon               Chairman of the Supervisory Board

Willi Esser                   Mechanic; Member of the Central Works Council
                              of Hoechst AG

Dr. -Ing. E.h.                Member of the Supervisory Board
Werner H. Dieter
Mannesmann AG
Postfach 10 36 41
40027 Dusseldorf
Germany

Dietrich-Kurt Frowein         Member of the Board of Management of
Commerzbank AG                Commerzbank AG
Postfach 10 05 05
60005 Frankfurt am Main
Germany

Dr. iur. Dr. h.c. mult.       Member of the Supervisory Board
Kurt Furgler
DoufourstraBe 34
Scoitzerland
CH-9000 St. Gallen
Switzerland

Prof. Dr. rer. nat.           Member of the Supervisory Board
Dr. -Ing. E.h.
Heinz Harnisch

Jugen Hilger                  Member of the Central Works Council of
                              Hoechst AG

Dr. rer. nat.                 Graduate Chemist; Chairman of
Ingolf Hornke                 the Senior Executives' Committee of
                              Hoechst AG

Hani Abdul-Aziz Hussain       Managing Director - Marketing Petrochemical
Kuwait Petroleum Corp.        Industries Co. (K.S.C.), Kuwait
P.O. Box 26565
Safat -- Kuwait

Hermann-Heinz Konrad          Graduate Engineer; Deputy Chairman of the
                              Senior Executives' Committee of Hoechst AG

Rainer Kumlehn                Electrician; Regional Head of the IG Chemie-
IG Chemie-Papier              Papier-Keramik Hessen
Keramik Hessen
Wilhelm-Lerner-StraBe 69-7
60329 Frankfurt am Main
Germany

Prof. Dr. rer. nat.           University of Konstanz; Biology Department
Dr. rer. nat. h.c.
Hubert Markl
HollanderstraBe 22
78465 Konstanz
Germany

Juergen Sarrazin              Chairman of the Board of Managing Directors
Dresdner Bank AG              of Dresdner Bank AG
Jergen-Ponto Platz
D-60301 frankfurt am Main
Germany

Egon Schaefer                 Electrician; Deputy Chairman of IG Chemie-
IG Chemie-Papier-Keramik      Papier-Keramik
Postfach 30
30030 Hannover
Germany

Dr. jur.                      Chairman of the Board of Management of
Hans-Juergen Schinzler        Muenchener Ruckversicherungs-Gesellschaft
Muenchener
Ruckversicherungs-Gesellschaft
80791 Munchen
Germany

Konrad Starnecker             Skilled Chemical Plant Operative; Member of
Furstbert 1                   the Central Works Council of Hoechst AG
84556 Kastl, Kr. Altotting
Germany

Wolfgang Vetter               Fitter; Member of the Central Germany Works
LinkstraBe 1                  Council of Works Council of Hoechst AG
65933 Frankfurt am Main

Kurt F. Viermetz              Vice Chairman of J.P. Morgan & Co. Inc.
J.P. Morgan & Co. Inc.
60 Wall Street
New York, New York
10260-0060

Arnold Weber                  Chairman of the Central Works Council of
Rauenthaler 31                Hoechst AG
60529 Frankfurt am Main
Germany

Adam Wegehingel               Member of the Central Works Council of
Hoechst AG                    Hoechst AG
Werk Gersthofen
Adolph von Baeyer Str. 3
866369 Gersthofen
Germany

BOARD OF MANAGEMENT

Juergen Dormann               Chairman of the Board of Management

Dr. Ernest H. Drew, Ph.D.     Member of the Board of Management; Chemicals,
                              Specialty Chemicals, Technical Polymers
                              Divisions

Prof. Dr. rer. nat.           Member of the Board of Management;
Utz-Hellmuth Felcht           Director of Personnel; Research; Herberts,
                              SGL Carbon, Hoechst CeramTec

Dr. jur. Martin Fruehauf      Member of the Board of Management; Finance
                              and Accounts, Legal Matters, Patents, Taxes,
                              Insurance

Dr. rer. pol.                 Deputy Chairman of the Board of Management;
Guenter Metz                  Fibres and Fibre Intermediates, Plastics and
                              Films Divisions; the Americas

Dipl. -Kfm.                   Member of the Board of Management;
Justus Mische                 Europe, Africa; Materials Management

Dr. rer. nat.                 Member of the Board of Management;
Karl-Gerhard Seifert          Pharmaceutical and Diagnostics Divisions;
                              Schwarzkopf

Dr. -Ing.                     Member of the Board of Management; Messer
Ernst Schadow                 Griesheim, Uhde; Engineering and
                              Environmental Protection; Hoechst Site

Dipl.-Ing.                    Member of the Board of Management; Asia;
Horst Waesche                 AgrEvo; Hoechst Veterinar; Informatics and
                              Communication

     2.   Directors and Executive Officers of Hoechst Corporation.
          --------------------------------------------------------

     The following table sets forth the name and present principal occupation or employment of each director and executive officer of Hoechst Corporation. All such directors and officers are citizens of the United States, except Messrs. Engels, Felcht, Fruehauf, Metz, Schmieder, Seifert and Warning who are citizens of Germany. The business address of Messrs. Benz, Engels, Kennedy, Harris, Schmieder and Warning is Hoechst Celanese Corporation ("HCC"), Route 202-206, P.O. Box 2500, Somerville, New Jersey 08876-1258, and the business address of Messrs. Drew, Felcht, Fruehauf, Metz and Seifert is Hoechst AG, 65926 Frankfurt Main, Germany.

Name/Position with Parent     Principal Present Occupation
- -------------------------     ----------------------------
Harry R. Benz                 Senior Vice President - Finance,
Director, Secretary and       Chief Financial Officer and Director - HCC
Treasurer

Dr. Ernest H. Drew, Ph.D.     See "Directors and Executive Officers of
Director                      Hoechst AG"

Karl G. Engels                President, Chief Executive Officer and
Director                      Director - HCC

Prof. Dr. rer. nat. Utz-      See "Directors and Executive Officers of
Hellmuth Felcht               Hoechst AG"
Director

Dr. jur. Martin Fruehauf      See "Directors and Executive Officers of
Director                      Hoechst AG"

Thomas F. Kennedy             Executive Vice President and Director - HCC
Director

William B. Harris             Senior Vice President and Director - HCC
Director

Dr. rer. pol.                 See "Directors and Executive Officers of
Guenter Metz                  Hoechst AG"
Chairman of the Board and
President

Dr. Klaus Schmieder           Vice President and Treasurer - HCC
Assistant Treasurer

Dr. rer. nat. Karl-Gerhard    See "Directors and Executive Officers of
                              Seifert                       Hoechst AG"
Director

Dr. Klaus Warning             Vice President and Director - HCC
Director

     3.   Directors and Executive Officers of H Pharma Acquisition Corp.
          --------------------------------------------------------

     The following table sets forth the name and present principal occupation or employment of each director and executive officer of H Pharma Acquisition Corp. All such directors and officers are citizens of the United States, except Mr. Schmieder who is a citizen of Germany. The business address of each of the individuals named below is Route 202-206, P.O. Box 2500, Somerville, New Jersey 08876-1258.


Name/Position with Acquisition     Principal Present Occupation
- ------------------------------     ----------------------------

Harry R. Benz                      See "Directors and Executive Officers of
Director and President             Hoechst Corporation"



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David A. Jenkins                   Vice President, General Counsel and
Director, Vice President and       Director - HCC
Secretary

Dr. Klaus Schmieder                See "Directors and Executive Officers of
Vice President and Treasurer       Hoechst Corporation"

Karen J. Weiner                    Vice President and General Counsel, Life
Vice President and Assistant       Sciences Group - HCC
Secretary